================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                   N2H2, INC.
             (Exact name of registrant as specified in its charter)

           Washington                                 91-1686754
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)
                                                    John F. Duncan
  900 Fourth Avenue, Suite 3400              900 Fourth Avenue, Suite 3400
    Seattle, Washington 98164                  Seattle, Washington 98164
 (Address of Principal Executive                    (206) 336-1501
  Offices, including zip code)           (Name, address and telephone number,
                                      including area code, of agent for service)

                        N2H2, Inc. 2000 Stock Option Plan
                          Employee Stock Purchase Plan
                              (Full Title of Plans)

                                   Copies to:
                               Gregory L. Anderson
                                 William W. Lin
                         Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                         Seattle, Washington 98101-2338

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                        Proposed Maximum  Proposed Maximum
   Title of Securities                   Amount To Be    Offering Price      Aggregate         Amount of
    To Be Registered                     Registered(1)    Per Share(2)    Offering Price(2)  Registration Fee
-------------------------------------------------------------------------------------------------------------
N2H2, Inc. 2000 Stock Option Plan
  Common stock, no par value              4,000,000         $12.8125       $51,250,000        $13,530.00

Employee Stock Purchase Plan
  Common stock, no par value                750,000         $12.8125       $ 9,609,375        $ 2,536.88

          Total                           4,750,000                        $60,859,375        $16,066.88
==========================================================================================================

(1) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the Plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of N2H2.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 for shares of common stock reserved under the N2H2, Inc. 2000 Stock Option Plan and Employee Stock Purchase Plan. The price per share is estimated to be $12.8125 based on the average of the high ($14.5625) and low ($11.0625) sales prices for the Common Stock on March 30, 2000 as reported on the Nasdaq National Market.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

        (a) N2H2's latest Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission on December 30, 1999.

        (b) All other reports filed by N2H2 pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including N2H2's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed with the Commission on February 14, 2000, and N2H2's Current Report on Form 8-K filed with the Commission on March 24, 2000; and

        (c) The description of N2H2's common stock contained in Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-78495) filed with the Commission on July 20, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by N2H2 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the common stock being registered is being passed upon by Lane Powell Spears Lubersky LLP. On March 30, 2000, members of that firm owned directly or indirectly an aggregate of approximately 60,320 shares of common stock of N2H2, Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

N2H2's restated articles of incorporation include a provision that limits the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists or as it may be amended in the future. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to N2H2 or its shareholders for monetary damages resulting from his or her conduct as a director of N2H2, except liability for:

        - acts or omissions involving intentional misconduct or knowing violations of law,

        -      unlawful distributions, or

        - transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

The restated articles of incorporation also provide that N2H2 will indemnify any individual made a party to a proceeding because that individual is or was a director of N2H2. N2H2 will also advance or reimburse reasonable expenses incurred by that individual prior to the final disposition of the proceeding to the fullest extent permitted by applicable law. In addition, N2H2 maintains director and officer liability insurance coverage under which its directors and officers may be indemnified against any liability they may incur for serving as directors and officers of N2H2.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number         Description
-------        -----------
 5.1           Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

10.1           N2H2, Inc. 2000 Stock Option Plan (filed herewith)

10.2           Employee Stock Purchase Plan (filed herewith)

23.1           Consent of Independent Accountants (filed herewith)

23.2           Consent of Lane Powell Spears Lubersky LLP (included in Exhibit
               5.1)

24.1           Power of Attorney (see signature page)

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Pages Follow]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 3rd day of April, 2000.

                                   N2H2, INC.

                                   /s/ John F. Duncan
                                   ---------------------------------------
                                   By:  John F. Duncan, Vice President --
                                        Chief Financial Officer, Secretary
                                        and Treasurer

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Peter H. Nickerson and John F. Duncan, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 3rd day of April, 2000.


SIGNATURE                           TITLE
---------                           -----

/s/ PETER H. NICKERSON              Chief Executive Officer, President and
------------------------------      Chairman of the Board (Principal Executive
    Peter H. Nickerson              Officer)

/s/ JOHN F. DUNCAN                  Vice President -- Chief Financial Officer,
------------------------------      Secretary and Treasurer(Principal Accounting
    John F. Duncan                  and Financial Officer)

/s/ HOLLIS R. HILL                  Director
------------------------------
    Hollis R. Hill

/s/ MARK A. SEGALE                  Director
------------------------------
    Mark A. Segale

/s/ RICHARD R. ROWE                 Director
------------------------------
    Richard R. Rowe

                                INDEX TO EXHIBITS

Exhibit
Number                               Description
-------                              -----------

 5.1           Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

10.1           N2H2, Inc. 2000 Stock Option Plan (filed herewith)

10.2           Employee Stock Purchase Plan (filed herewith)

23.1           Consent of Independent Accountants (filed herewith)

23.2           Consent of Lane Powell Spears Lubersky LLP (included in Exhibit
               5.1)

24.1           Power of Attorney (see signature page)